UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2012

LaserLock Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-31927 (Commission File Number)	23-3023677 (I.R.S. Employer Identification No.)

837 Lindy Lane
Bala Cynwyd, PA	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 668-1952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.07.	Submission of Matters to a Vote of Security Holders

On November 12, 2012, LaserLock Technologies, Inc. (the “Company”) held a special meeting of stockholders to consider and vote on proposals to approve amendments of the Company’s Amended and Restated Articles of Incorporation (i) to increase the authorized number of the Company’s shares of common stock from 175,000,000 to 425,000,000 and (ii) to provide the Company’s stockholders the ability to act by written consent. Approval of the proposals required the affirmative vote of holders of at least a majority of the outstanding voting power of the Company’s common stock as of October 10, 2012.  There were 145,144,603 outstanding shares of the Company’s common stock as of such date.

Set forth below, with respect to each such proposal, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.

Proposal 1: Amendment of the Company’s Amended and Restated Articles of Incorporation to increase the authorized number of the Company’s shares of common stock from 175,000,000 to 425,000,000
Votes For	Votes Against	Abstentions	Broker Non-Votes
95,967,749	2,295,439	-0-	-0-

Proposal 2: Amendment of the Company’s Amended and Restated Articles of Incorporation to provide the Company’s stockholders the ability to act by written consent
Votes For	Votes Against	Abstentions	Broker Non-Votes
84,195,460	1,970,266	-0-	12,097,462

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASERLOCK TECHNOLOGIES, INC.

	By:	/s/ Norman A. Gardner
Norman A. Gardner
President and CEO

Dated: November 15, 2012

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